As filed with the Securities and Exchange Commission on May 29, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STEM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	85-1972187 (I.R.S. Employer Identification No.)
100 California Street, 14th Fl.
San Francisco, California 94111
(Address of Principal Executive Offices, Zip Code)
Stem, Inc. 2024 Equity Incentive Plan
(Full title of the plan)
Saul R. Laureles
Chief Legal Officer and Secretary
100 California Street, 14th Fl.
San Francisco, California 94111
1-877-374-7836
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Aaron Briggs
Gibson, Dunn & Crutcher LLP
One Embarcadero Center, Suite 2600
San Francisco, California 94111
Telephone: (415) 393-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer

Non-accelerated filer		Smaller reporting company

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Stem, Inc. (the “Registrant”) to register 14,247,986 shares of the Registrant’s common stock, par value $0.0001 per share, issuable under the Stem, Inc. 2024 Equity Incentive Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information.
The documents containing the information specified in Part I of Form S-8 will be delivered to employees, officers, directors or others as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:
a.the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 29, 2024;
b.the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the Commission on May 3, 2024;
c.the Registrant’s Current Reports on Form 8-K filed with the Commission on March 4, 2024 (as amended by the amendment on Form 8-K/A filed with the Commission on March 26, 2024) and April 19, 2024; and
d.the description of the Registrant’s securities contained on Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 28, 2022, including any amendments or reports filed for the purpose of updating such description.
In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered hereby have been sold or which deregister all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.
Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities.
 Not applicable.
Item 5.    Interests of Named Experts and Counsel.
 Not applicable.
Item 6.    Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law, authorizes the Registrant to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.
The Registrant’s Second Amended and Restated Certificate of Incorporation provides that the Registrant’s directors will be indemnified by the Registrant to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. The Registrant has entered into indemnification agreements with each of its current officers and directors to provide contractual indemnification in addition to the indemnification provided for in its Second Amended and Restated Certificate of Incorporation.
The Registrant’s Amended and Restated Bylaws also permit it to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. The Registrant has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Registrant against its obligations to indemnify its officers and directors. These provisions may discourage stockholders from bringing a lawsuit against the Registrant’s directors for breach of their fiduciary duties.
These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit the Registrant and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Registrant pays the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
The Registrant believes that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Item 7.    Exemption from Registration Claimed.
 Not applicable.

Item 8.    Exhibits.

Exhibit No.    Exhibit Description
4.1    Second Amended and Restated Certificate of Incorporation, dated April 28, 2021 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 4, 2021).

4.2    Amended and Restated Bylaws, dated October 27, 2022 (incorporated by reference to Exhibit 3 to the Current Report on Form 8-K filed on October 31, 2022).

5.1*    Opinion of Gibson, Dunn & Crutcher LLP.

10.1*+        Stem, Inc. 2024 Equity Incentive Plan.

23.1*    Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*    Consent of Deloitte & Touche LLP.

24.1*    Power of Attorney (included on signature page hereto).

107.1*        Filing Fee Table

____________
(*) Filed with this Form S-8.
(+) Management contract or compensatory plan or arrangement.

Item 9.    Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 29, 2024.
STEM, INC.

By:    /s/ John Carrington
Name:    John Carrington
Title:    Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on May 29, 2024 in the capacities indicated.

Name	Title	Date
* John Carrington	Chief Executive Officer and Director (Principal Executive Officer)	May 29, 2024
* William Bush	Chief Financial Officer (Principal Financial Officer)	May 29, 2024
* Rahul Shukla	Chief Accounting Officer (Principal Accounting Officer)	May 29, 2024
* David Buzby	Chairman of the Board of Directors	May 29, 2024
* Adam E. Daley	Director	May 29, 2024
* Michael C. Morgan	Director	May 29, 2024
* Anil Tammineedi	Director	May 29, 2024
* Ira Birns	Director	May 29, 2024
* Laura D'Andrea Tyson	Director	May 29, 2024
* Jane Woodward	Director	May 29, 2024

*By:	/s/ Saul R. Laureles
Saul R. Laureles Attorney-in-Fact

POWER OF ATTORNEY

Each of the undersigned, being a director or officer, or both, of Stem, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Saul R. Laureles as the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) to sign this Registration Statement under the Securities Act of 1933, as amended, with respect to the registration of shares of common stock, par value $0.0001 per share, of the Company, to be offered and issued under the Stem, Inc. 2024 Equity Incentive Plan, on this Form S-8, any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which will constitute an original and all of which, taken together, will constitute one Power of Attorney.

Name	Title	Date
/s/ John Carrington John Carrington	Chief Executive Officer and Director (Principal Executive Officer)	May 22, 2024
/s/ William Bush William Bush	Chief Financial Officer (Principal Financial and Accounting Officer)	May 22, 2024
/s/ Rahul Shukla Rahul Shukla	Chief Accounting Officer (Principal Accounting Officer)	May 22, 2024
/s/ David Buzby David Buzby	Chairman of the Board of Directors	May 22, 2024
/s/ Adam E. Daley Adam E. Daley	Director	May 22, 2024
/s/ Michael C. Morgan Michael C. Morgan	Director	May 22, 2024
/s/ Anil Tammineedi Anil Tammineedi	Director	May 22, 2024
/s/ Ira Birns Ira Birns	Director	May 22, 2024
/s/ Laura D'Andrea Tyson Laura D'Andrea Tyson	Director	May 22, 2024

/s/ Jane Woodward Jane Woodward	Director	May 22, 2024
/s/ Gerard Cunningham Gerard Cunningham	Director	May 22, 2024